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                                                                   EXHIBIT (e.7)


                                                                   Heartland
                                                                   Funds Logo

HEARTLAND INVESTOR SERVICES, LLC
3435 Stelzer Road
Columbus, Ohio 43219-3035

DEALER AGREEMENT

Ladies and Gentlemen:

As the principal underwriter of the shares ("Shares") of certain mutual fund portfolios ("Funds") of Heartland Group, Inc. ("HGI") listed in Exhibit A attached hereto, which list of portfolios may be changed from time to time by giving you written notice of the change, Heartland Investor Services, LLC (the "Distributor" ) hereby agrees with you as follows:

1. You hereby represent that you are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and that you are a broker-dealer properly registered and qualified under all applicable federal, state and local laws to engage in the business and transactions described in this Agreement. You also represent that you are a member in good standing of the Securities Investor Protection Corporation ("SIPC"). We both agree to abide by the Rules of Fair Practice of the NASD and all applicable laws, rules and regulations, including applicable federal and state securities laws, rules and regulations that are now or may become applicable to transactions hereunder. You agree that it is your responsibility to determine the suitability of any Fund Shares as investments for your customers, and that the Distributor has no responsibility for such determination. You further agree to maintain all records required by applicable law or otherwise reasonably requested by the Distributor relating to Fund transactions that you have executed. In addition, you agree to notify us immediately in the event your status as a SIPC member changes.

2. We have furnished you with a list of the states or other jurisdictions in which Fund Shares have been registered for sale or are otherwise qualified for sale. Such list appears in Exhibit B attached hereto. Shares of the Funds may from time to time be registered or otherwise qualified for sale in states or jurisdictions other than those listed in Exhibit B. Those states or jurisdictions are incorporated into Exhibit B by reference. You agree to indemnify us and/or the Funds for any claim, liability, expense or loss in any way arising out of a sale of Shares in any state or jurisdiction in which such Shares are not so registered or qualified for sale.

3. In all sales of Fund Shares, you shall act as agent for your customers or as principal for your own bona fide investment. In no transaction shall you act as our agent or as agent for any Fund or the Funds' Transfer Agent. As agent for your customers, you are hereby authorized to: (i) place orders directly with the investment company (the "Company") for the purchase of Shares and (ii) tender Shares to the Company for redemption, in each case subject to the terms and conditions set forth in the applicable prospectus ("Prospectus") and the operating procedures and policies established by us. The minimum dollar purchase of Shares shall be the applicable minimum amount set forth in the applicable Prospectus, and no order for less than such amount shall be accepted by you. The procedures relating to the handling of orders shall be subject to instructions which we shall forward to you from time to time. All orders are subject to acceptance or rejection by the Distributor in its sole discretion. No person is authorized to make any representations concerning Shares of any Fund except such representations contained in the relevant then-current Prospectus and statement of additional information ("Statement of Additional Information") and in such supplemental information that may be supplied to you by us for a Fund. If you should make such an unauthorized representation, you agree to indemnify the Funds and us from and against any and all claims, liability, expense or loss in any way arising out of or in any way connected with such representation. You are specifically authorized to distribute


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      the Prospectus and Statement of Additional Information and sales material received from us. No person is authorized to distribute any other sales material relating to a Fund without our prior written approval. You further agree to deliver, upon our request, copies of any relevant amended Prospectus and Statement of Additional Information to shareholders of the Fund to whom you have sold Shares. As agent for your customers, you shall not withhold placing customers' orders for any Shares so as to profit yourself as a result of such withholding and shall not purchase any Shares from us except for the purpose of covering purchase orders already received.

      If any Shares purchased by you are repurchased by a Fund or by us for the account of a Fund, or are tendered for redemption within seven business days after confirmation by us of the original purchase order for such Shares, (i) you agree forthwith to refund to us the full concession allowed to you on the original sale and (ii) we shall forthwith pay to such Fund that part of the discount retained by us on the original sale. Notice will be given to you of any such repurchase or redemption within ten days of the date on which the tender of Shares for redemption is delivered to us or to the Fund. Neither party to this Agreement shall purchase any Shares from a record holder at a price lower than the net asset value next computed by or for the issuer thereof. Nothing in this subparagraph shall prevent you from selling Shares for the account of a record holder to us or the issuer and charging the investor a fair commission for handling the transaction. Any order placed by you for the repurchase of Shares of a Fund is subject to the timely receipt by the Company of all required documents in good order. If such documents are not received within a reasonable time after the order is placed, the order is subject to cancellation, in which case you agree to be responsible for any loss resulting to the Fund or to us from such cancellation.

4. We will furnish you, upon request, with offering prices for the Shares in accordance with the then-current Prospectuses for the Funds, and you agree to quote such prices subject to confirmation by us on any Shares offered to you for sale. The public offering price shall equal the net asset value per Share of a Fund plus a front-end sales load, if applicable. We reserve the right to waive sales charges. Each price is always subject to confirmation, and will be based upon the net asset value next computed after receipt by us of an order that is in good form. You acknowledge that it is your responsibility to date and time stamp all orders received by you and to transmit such orders promptly to us. You further acknowledge that any failure to promptly transmit such orders to us that causes a purchaser of Shares to be disadvantaged, based upon the pricing requirements of Rule 22c-1 under the 1940 Act, shall be your sole responsibility. We reserve the right to cancel this Agreement at any time without notice if any Shares shall be offered for sale by you at less than the then-current offering price determined by or for the applicable Fund.

5. On each purchase of Shares by you from us, you shall be entitled to receive such dealer allowances, concessions, finder's fees, sales charges, discounts and other compensation, if any, as described and set forth in the Funds' Prospectus and Statement of Additional Information. Your customer will be entitled to a front-end sales load reduction with respect to purchases made under a letter of intent ("Letter of Intent") or right of accumulation ("Right of Accumulation") described in the Prospectuses. In such case, your dealer's concession will be based upon such reduced sales load; however, in the case of a Letter of Intent signed by your customer, an adjustment to a higher dealer's concession will thereafter be made to reflect actual purchases by your customer if he or she should fail to fulfill the Letter of Intent. Your customer will be entitled to an additional front-end sales load reduction in those instances in which the customer makes purchases that exceed the dollar amount indicated in the Letter of Intent and qualifies for an additional front-end sales load reduction pursuant to the appropriate Prospectus. In such case, your dealer's concession will be reduced to reflect such additional sales load reduction. When placing wire trades, you agree to advise us of any Letter of Intent signed by your customer or of any Right of Accumulation available to such customer of which he or she has made you aware. If you fail to so advise us, you will be liable for the return of any commissions plus interest thereon.

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6.    With respect to orders that are placed for the purchase of Fund Shares, unless otherwise agreed, settlement shall be made with the Company within three (3) business days after our acceptance of the order. If payment is not so received or made, we reserve the right to cancel the sale, or, at our option, to sell the Shares to the Funds at the then prevailing net asset value. In this event or in the event that you cancel the trade for any reason, you agree to be responsible for any loss resulting to the Funds or to us from your failure to make payments as aforesaid. You shall not be entitled to any gains generated thereby.

7. You shall be responsible for the accuracy, timeliness and completeness of any orders transmitted by you on behalf of your customers by wire or telephone for purchases, exchanges or redemptions, and shall indemnify us against any claims by your customers as a result of your failure to properly transmit their instructions. In addition, you agree to guarantee the signatures of your customers when such guarantee is required by the Prospectus of a Fund. In that connection, you agree to indemnify and hold harmless all persons, including us and the Funds' Transfer Agent, against any and all loss, cost, damage or expense suffered or incurred in reliance upon such signature guarantee.

8. No advertisement or sales literature with respect to a Fund (as such terms are defined in the NASD's Rules of Fair Practice) shall be used by you without first having obtained our approval.

9. Neither of us shall be liable to the other except for (1) acts or failures to act which constitute a lack of good faith or negligence and (2) obligations expressly assumed under this Agreement. In addition, you agree to indemnify us and hold us harmless from any claims or assertions relating to the lawfulness of your participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with your organization which are performed in connection with the discharge of your responsibilities under this Agreement. If such claims are asserted, we shall have the right to manage our own defense, including the selection and engagement of legal counsel, and all costs of such defense shall be borne by you.

10. This Agreement will automatically terminate in the event of its assignment. This Agreement may be terminated by either of us, without penalty, upon ten days' prior written notice to the other party. This Agreement may also be terminated at any time without penalty by the vote of a majority of the members of a Fund's Board of Directors who are not "interested persons" (as such term is defined in the 1940 Act), or (with respect to a Fund) by a vote of a majority of the outstanding voting securities of that Fund on ten days' written notice.

11. All communications to us shall be sent to the address set forth on page 1 hereof or at such other address as we may designate in writing. Any notice to you shall be duly given if mailed or telecopied to you at the address set forth below or at such other address as you may provide in writing.

12. You hereby represent that all requisite corporate proceedings have been undertaken to authorize you to enter into this Agreement and to perform the services contemplated herein. You further represent that the individual that has signed this Agreement below is a duly elected officer that has been empowered to act for and on behalf of your organization with respect to the execution of this Agreement.

13. This Agreement supersedes any other agreement between us with respect to the offer and sale of Shares and relating to any other matters discussed herein. All covenants, agreements, representations and warranties made herein shall be deemed to have been material and relied on by each party. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision thereof. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Ohio and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

14. Each party hereto agrees that any Nonpublic Personal Information, as the term is defined in Securities and Exchange Commission Regulation S-P ("Reg S-P"), that may be disclosed by a

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     party hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Reg S-P and any other applicable regulations and that it will not disclose any Non-Public Personal Information received in connection with this Agreement to any other party, except to the extent required to carry out the services set forth in this Agreement or as otherwise permitted by law.

If the foregoing corresponds with your understanding of our agreement, please sign this document and the accompanying copies thereof in the appropriate space below and return the same to us, whereupon this Agreement shall be binding upon each of us, effective as of the date of execution.

HEARTLAND INVESTOR SERVICES, LLC                     The foregoing Agreement is
hereby
                                               accepted:

                                               (Firm)

By ________________________________________          By
________________________________
   Authorized Officer              Date                           Date

                                               Title:___________________________

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                        EXHIBIT A to the Dealer Agreement

                            INVESTMENT PORTFOLIOS OF
                            The Heartland Group, Inc.


FUND NAME                                 CUSIP
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Heartland Value Plus                      422352500

Heartland Value Fund                      422359109

Heartland Select Value Fund               422352807

Heartland Wisconsin Tax Free Fund         422352203

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                        EXHIBIT B to the Dealer Agreement

                               The Heartland Funds
                              Blue Sky Information


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                     FUND NAME                 STATES/JURISDICTIONS REGISTERED
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Heartland Value Plus Fund                  All 50 states plus Washington DC
Heartland Value Fund
Heartland Select Value Fund


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Heartland Wisconsin Tax Free Fund
                                           Wisconsin




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